Exhibit 4.34

Exclusive Consulting and Services Agreement

between

Reemake Media Co., Ltd.

And

Chengdu Jumeiyoupin Science and Technology Co., Ltd.

April 20, 2017

Exclusive Consulting and Services Agreement

THIS EXCLUSIVE CONSULTING AND SERVICES AGREEMENT dated April 20, 2017, is entered into by and among the following parties in Beijing, People’s Republic of China (“China”):

1.                                     Chengdu Jumeiyoupin Science and Technology Co., Ltd. (“Party A”)

Registered Address:                                               Room 501, Fifth Floor, Building 3, District G, Tianfu Software Park, Yizhou Avenue Middle Section, High-tech Zone, Chengdu, Sichuan Province

Legal Representative:       Yusen Dai

2.                                     Reemake Media Co., Ltd. (“Party B”)

Registered Address:                                               Room 829, Seventh Floor, No. 71, Chaoyang Road, Chaoyang District, Beijing.

Legal Representative:       Yusen Dai

(Party A, Party B are hereinafter collectively referred to as the “Parties” and individually, as a “Party.”)

WHEREAS:

1.                              Party A is principally engaged in technology transfer and technical consultations.

2.                              Party B is principally engaged in operating the online platform of Jumei’s cosmetic products and the distribution of the cosmetic products.

3.                              Party B intends to employ Party A to provide the relevant software licenses, technical support, technical consultations and other business consultation services related to Party B’s business (as defined below) to facilitate the development of its own business; and Party A agrees to accept such employment.

NOW, THEREFORE, the parties have reached an agreement through negotiations as follows:

Article 1 Definitions

1.1        Unless otherwise provided herein, the terms below shall have the following meanings:

“Party B business”                                                                       Any business that Party B shall operate and        develop at any time during the term of this Agreement.

“Service”                                                                                                                          The services provided by Party A to Party B in connection with Party B’s business, including but not limited to:

(1)         allow Party B to use the relevant software required for its business;

(2)         provide Party B with a comprehensive solution for the information technology required by Party B’s business;

(3)         the daily management, maintenance and updating of hardware devices and databases;

(4)         provide training of professional and technical personnel;

(5)         assist Party B to carry out the relevant technical and commercial information collection and market research;

(6)         refer customers and help them to establish business and cooperative relations;

(7)         provide Party B with suggestions and opinions on the establishment and improvement of its corporate structure, management system and departmental arrangements to assist Party B in improving its internal management system;

(8)         other relevant technical services and consulting services that are required by Party B to be provided from time to time in the circumstances permitted by PRC laws.

“Service Team”                                                                A team of officers established by Party A for the purpose of providing services to Party B under this Agreement shall include the employees employed by Party A and the third party professional consultants and other service personnel employed by Party A.

“Service Fee”                                                                             Party B shall pay all costs to Party A for the services provided by Party A in accordance with the provisions of Article 3 of this Agreement.

“Operating Income”                                       For any term of validity of this Agreement, Party B  shall, in accordance with the PRC accounting standards, record the income earned by Party B in the business of the Company’s audited balance sheet “Main Business Income” in that year.

“Annual Business Plan”                     Party B’s business development plan and budget report for the next calendar year, which is formulated by Party A with the assistance of Party A, on the basis of this Agreement on 30 November of each year or before such other date as may be determined by Party A.

“Equipment”                                                                                Any and all equipment that is used by Party A to be used for the purpose of providing the service.

1.2                The invocation of this Agreement to any law or regulation (hereinafter referred to as “the Law”) shall be construed as: (1) at the same time, including references to amendments, alterations, additions and re-enactments of such laws, irrespective of their entry into force in this Agreement (2) at the same time include other decisions, notices and regulations that are invoked or made effective in accordance with its provisions.

1.3                Unless otherwise stated in this Agreement, the terms, paragraphs and paragraphs referred to in this Agreement refer to the corresponding contents of this Agreement.

Article 2  Party A’s Service

2.1                Party B shall, for the purpose of developing the business of Party B, requires Party A to provide services for it, and Party A agrees to provide such services to Party B. To this end, Party B entrusts Party A as its exclusive consulting and service provider, in which Party A provides exclusive services to Party B as defined in this Agreement. Party A agreed to accept the appointment.

2.2                Party A shall provide services to Party B in accordance with the terms of this Agreement, and Party B shall provide as much as possible for Party A’s services.

2.3                Party A shall be equipped with all kinds of equipment and service teams reasonably required for the provision of services and shall purchase new equipments and employ new personnel in accordance with Party B’s annual business plan and it’s reasonable requirements in order to meet the provisions as indicated in this Agreement.. But Party A has the discretion from time to time replace any member of the service team, or change the service team of any member of the specific service duties, provided that the replacement of such members or service duties will not cause significant changes in the daily operation of Party B.

2.4                Notwithstanding the other provisions of this Agreement, Party A shall have the right to designate any third party to provide any or all of the services under this Agreement or to perform any of the obligations of Party A under this Agreement. Party B hereby agrees that Party A shall have the right to transfer its rights and obligations under this Agreement to any third party.

Article 3  Service Fee

3.1                Party B shall pay the service fee to Party A in accordance with the services provided by Party A in accordance with this Agreement:

3.1.1                             the service fee shall be equivalent to ninety-five percent (95%) of Party B’s annual operating income or service fee agreed by both Parties;

3.1.2                             services fee agreed by both Parties for Party A’s service on ad hoc specific technical service requested from Party B

3.2                Party B shall pay the service fee set forth in Article 3.1 to the bank account designated by Party A at one time within three months after the end of each calendar year. Party A shall, if he changes his bank account number, make a written notice to Party B on seven (7) working days in advance.

3.3                The parties agree that the payment of the services mentioned above should not create difficulties in the business operations of any parties. For the above purpose, Party A agrees that Party B may delay in paying the service fee in the event of any of the above-mentioned purposes, the amount of the service charge payable by Party B to Party A and/or the specific amount shall be adjusted in writing.

3.4          The service fee for the specific technical service provided by Party A to Party B upon request from time to time shall be determined by the parties in writing according to the nature of the service and the workload.

Article 4  Party B’s Obligations

4.1                Party A shall not enter into any written agreement or oral agreement with any other third party in the validity period of this Agreement for the purpose of providing such third party with the prior written consent of Party A. And other services which are identical or similar to those provided by Party A under this Agreement.

4.2                Party B shall provide Party A with an established annual business plan for Party B for the following year on the day of November 30 of each year or other date decided by Party A so that Party A may arrange the corresponding service plan and purchase the necessary software, equipment, Personnel and technical service force. If Party B temporarily requires Party A to purchase equipment or personnel, should be fifteen (15) days in advance with Party A to negotiate to reach a consensus.

4.3                Party B shall, at the request of Party A, provide Party A with relevant information to Party A in an accurate and timely manner.

4.4                Party B shall pay the service fee to Party A in full and on time according to the provisions of Article 3 of this Agreement.

4.5                Party B should maintain its own good reputation, and actively expand their business, to maximize the benefits.

4.6                The parties hereby confirm that pursuant to the terms and conditions of a “Equity Pledge Agreement” signed by Party B at the date of signing this Agreement (hereinafter referred to as the “Existing Shareholders”) signed with Party A on April 20, 2017, The existing shareholders have pledged their shares in Party B to Party A to guarantee the performance of Party B’s obligations under this Agreement.

4.7                During the term of this Agreement, Party B agrees to cooperate with Party A, Party A, or its authorized auditors, in relation to Party A and Party A’s parent company (including direct or indirect) audits of related transactions and other audits, Operations, business, customers, finance, employees and other relevant information and information, and agreed to Party A’s parent company to meet the requirements of its securities listed on the disclosure of such information and information.

Article 5  Intellectual Property

5.1                The intellectual property rights of the work results created by Party A in the course of providing the services under this Agreement or the intellectual property rights of the work produced by Party B based on the intellectual property rights of Party A (hereinafter referred to as Party A’s intellectual property rights) Including but not limited to copyright, patent, technical secret, trade secret and other) are owned by Party A. If the applicable laws and regulations in China expressly provide that such intellectual property rights shall not be owned by Party A, the intellectual property shall first be held by Party B There is no restriction on the minimum transfer price of such a law, Party B shall unconditionally transfer the ownership of the intellectual property rights, and to assist in the case of Party A’s law, Party to change all the intellectual property owners of all government registration and other procedures.

5.2                For the purposes of this Agreement, Party B may use Party A’s work in the course of providing the Services under this Agreement in accordance with the terms of this Agreement, but this Agreement does not in any way authorize Party B to use, in any way, Results of the work.

5.3                To ensure that the other party will compensate the other party for any infringement of other people’s intellectual property (including copyright, trademark, patent, proprietary technology) to the other party caused any and all economic losses.

Article 6  Confidentiality

6.1                During the term of this Agreement, all customer information and other relevant information (hereinafter referred to as “Customer Information”) related to Party B’s business and Party A’s services are owned by Party A.

6.2                Regardless of whether the Agreement is terminated, each Party agrees that the information obtained under this Agreement in relation to trade secrets, proprietary information, customer information and other relevant information of the other party, and any other party’s non-public information (hereinafter collectively referred to as “Confidential Information”) shall be kept strictly confidential.

The party receiving the Confidential Information (hereinafter referred to as the “Recipient”) shall not disclose Confidential Information or any parts of the Confidential Information to any other third party except as required by the other party’s prior written consent or in accordance with the relevant laws and regulations or the requirements of the relevant stock exchange rules must be disclosed to a third party. The Recipient shall not use or indirectly use Confidential Information or any part thereof except for the purpose of undertaking the obligations of this Agreement.

6.3                The following information is not confidential：

(a)         there is written evidence that the recipient has previously known any information：

(b)         information that is not known to the public by entering the public domain or for other reasons as a result of the fault of the recipient; or

(c)          information that the recipient subsequently obtains legally from other sources.

6.4                The Recipient may disclose confidential information to its relevant employees, agents or professionals employed by it, but the Recipient shall ensure that such persons are also bound by this Agreement to keep the Confidential Information in a confidential state and only for the purposes of this Agreement use such confidential information for the purpose of performance.

6.5                Upon termination of this Agreement, the Recipient of Confidential Information shall return any documents, information or software containing Confidential Information to the original owner or provider of the Confidential Information, or with the consent of the original owner or the provider, destroy the confidential information from any relevant memory device and may not continue to use these Confidential Information.

6.6                The parties agree that the Terms will continue to be valid regardless of whether the Agreement is changed, discharged or terminated.

Article 7  Commitment and Assurance

7.1                Party A statement and guarantee as follows：

7.1.1             It is a limited liability company that is properly registered and legally existing in accordance with the law of its place of registration, has independent legal qualification; has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement, and may independently act as party

7.1.2             It has the sole authority and authority to enter into and deliver this Agreement and all other transactions within the Company relating to the transactions referred to in this Agreement, which have the full authority and authority to complete the transactions described in this Agreement.

This Agreement is legally and properly signed and delivered. This Agreement constitutes a legal and binding obligation against it and may be enforced under the terms of this Agreement.

7.2                Party B stands for, warrants, and undertakes as follows：

7.2.1             It is a limited liability company that is properly registered and legally existing under the law of its place of registration and has independent legal personality. It has complete and independent legal status and legal capacity to sign, deliver and perform this Agreement and may independently act as the subject of one party.

7.2.2             It has the sole authority and authority to enter into and deliver this Agreement and all other transactions within the Company relating to the transactions referred to in this Agreement, which have the full authority and authority to complete the transactions described in this Agreement. This Agreement is legally and properly signed and delivered. This Agreement constitutes its legal and binding obligations and may be enforced under the terms of this Agreement.

7.2.3             It has the full operating license required for its operation at the time when this Agreement enters into force and has sufficient rights and qualifications to operate the business of Party B which is currently engaged in China.

7.2.4             It shall promptly inform Party A of its own complaints and other unfavorable circumstances and make every effort to prevent the loss from expanding.

7.2.5             Party B shall not in any form, Party B’s important assets shall be punished, nor shall Party B change the existing shareholding structure.

7.2.6             It shall not reach any transaction which may substantially affect the assets, liabilities, business operations, ownership structure, shares held by the third party and other legal rights (arising from or in the course of normal or routine business, or has been disclosed to Party A) With the exception of Party A ‘s written consent).

Article 8  Term of Agreement

8.1                The Parties hereby confirm that this Agreement shall be duly signed and effective by both parties and shall remain in force unless the parties have agreed in writing to terminate this Agreement or pursuant to the relevant requirements of applicable Chinese laws and regulations.

8.2                The Parties to the Agreement shall, within three months prior to the expiry of their respective operating periods, complete the approval and registration procedures for the extension of the term of operation so that the validity period of this Agreement shall be continued.

8.3                Upon termination of this Agreement, the Parties shall comply with their obligations under Articles 3 and 6 of this Agreement respectively.

Article 9  Notice

9.1                Any notice, request, claim and other correspondence required by this Agreement or made under this Agreement shall be delivered in writing to the Party concerned.

9.2                If the above notice or other communication is sent in the form of fax or telex, it will be deemed to be delivered upon delivery; if sent by person, it shall be deemed to have been served by personal delivery; if sent by mail, it will be deemed to be served five (5) days after the mailing.

Article 10  Breach of Contract

10.1         The Parties agree and confirm that any of the parties (hereinafter referred to as “Default”) substantially violates any of the commitments made under this Agreement or substantially fails to perform any of the obligations under this Agreement, (Hereinafter referred to as “Default”), the parties have the right to require the defaulting party to make corrections within a reasonable period of time or to take remedial measures. If the defaulting party has not corrected or taken remedial measures within a reasonable period of time or within ten (10) days after the contractor has notified the defaulting party in writing and made a correction request, the relying party shall have the discretion to：

10.1.1      If Party B is the defaulting party, Party A shall have the right to terminate this Agreement and require the defaulting party to grant damages;

10.1.2      If Party A is the defaulting party, Party B has the right to require the defaulting party to grant damages, but unless otherwise provided by law, it shall have no right in any circumstances to terminate or terminate this Agreement.

10.2         Notwithstanding the other provisions of this Agreement, the validity of the provisions of this Article 10 shall not be affected by the suspension or termination of this Agreement.

Article 11  Force Majeure

11.1         In the case of any force majeure events, (“Force Majeure”) such as earthquakes, typhoons, floods, fires, war, policies, changes in law and other unforeseeable or unavoidable force majeure events that are unavoidable or unavoidable, directly affecting the performance of this Agreement or failing to meet the conditions, the party to the incident shall forthwith send a notice by fax and within thirty (30) days of the issue of force majeure and the supporting documents which shall not be fulfilled or to be deferred for the purposes of this Agreement, which shall be made by a notarized institution of force majeure Issued.

The party affected by the event of force majeure shall take appropriate measures to reduce or eliminate the effects of force majeure and shall endeavor to restore the performance of the obligation to be delayed or obstructed by force majeure. The parties shall agree on whether or not this Agreement shall be partially exempt from performance or postpone the performance of the Agreement in accordance with the extent of the force majeure event. The parties shall not be liable for any economic loss arising from the event of force majeure.

Article 12  Miscellaneous

12.1         This Agreement is made in Chinese in two (2) copies. The parties of this Agreement shall each hold one (1) copy.

12.2         The execution, validity, performance, amend, interpretation and termination of this Agreement shall be governed by relevant laws of China.

12.3         Any dispute arising under this Agreement and relating to this Agreement shall be settled by mutual agreement. If the parties are unable to reach a consensus within thirty (30) days of the dispute, the dispute shall be submitted to the court of Beijing with jurisdiction to settle the case.

12.4         Any rights, powers and remedies granted to the parties under any terms of this Agreement shall not exclude any other rights, powers or remedies entitled by the parties in accordance with the law and other provisions of this Agreement. And the exercise of one party’s right, power and remedy does not preclude the exercise of other rights, powers and remedies to which the party has entitled.

12.5         Any party who does not exercise or delay the exercise of any rights, powers and remedies (hereinafter referred to as “the rights of that Party”) under this Agreement or the law shall not result in the waiver of the rights of that party and, in whole or in part, shall not preclude the exercise of that party’s rights in other ways and the exercise of the rights of that other party.

12.6         The headings of this Agreement are only indexed and, in any event, shall not be used or permitted to interpret the provisions of this Agreement.

12.7         This Agreement supersedes any other written or oral agreement between the parties mentioned in connection with the matters specified in this Agreement and constitutes a complete agreement between the parties to the Agreement.

12.8         Each article of this Agreement may be divisible and independent of each of the Articles; and in the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect.。

12.9         Any modification or supplement to this Agreement shall be in writing and shall be effective upon the proper signing by both parties to this Agreement.

12.10  Party B shall not assign any rights and / or obligations under this Agreement to any third party without Party A’s prior written consent. Party A shall have the right, after notifying Party B, to transfer any rights and / or obligations under this Agreement to any third party designated by the Company without prejudice to Chinese law.

12.11  This Agreement shall be binding on the lawfulness of both parties.

12.12  The parties undertake to declare and pay the taxes involved in the transactions under this Agreement.

[NO CONTRACT CONTENT BELOW THIS PAGE]

[Signature page of Exclusive Consulting and Services Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and place first set forth above.

Chengdu Jumeiyoupin Science and Technology Co., Ltd.
(Seal) /seal/

Signature：	/s/Yusen Dai
Name: Yusen Dai
Title: Legal Representative

Reemake Media Co., Ltd.
(Seal) /seal/

Signature：	/s/Yusen Dai
Name: Yusen Dai
Title: Legal Representative